
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         SEP-30-1999
<CASH>                                               215,334
<SECURITIES>                                         1,797,156
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               1,078,856
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       4,518,490<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              1,210,000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           3,141,908
<TOTAL-LIABILITY-AND-EQUITY>                         4,518,490<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     301,758<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     404,369<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   67,036
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (338,054)<F5>
<EPS-BASIC>                                        (6.69)
<EPS-DILUTED>                                        000

<F1>Included in total assets is $4,060 of Tenant security deposits,  Investments in Local Limited Partnerships, net of $1,218,791, Deferred charges, net $40,309, Bond trusts of $122,093, Mortgagee escrow deposits of $6,409, Replacement reserve escrow of $6,719, and Other assets of $28,763. <F2>Included in total liability and equity is Accounts payable to affiliates $9,419, Accounts payable and accrued expenses of $25,115, Accrued interest of $68,819, Tenant security deposits payable of $5,154 and $58,075 of Minority interest in Local Limited Partnership. <F3>Total revenue includes Rental of $114,612, Investment of $61,103 and Other of $126,043. <F4>Included in other expenses is General and administrative of $150,204, Bad debt expense of $166,519, Rental operations, exclusive of depreciation of $53,894, Depreciation of $20,364 and Amortization of $13,388. <F5>Net loss reflects Equity in losses of Local Limited Partnerships of $168,653 and Minority interest in loss of Local Limited Partnership of $246.

